                                                                    EXHIBIT 99.1

      VIEWPOINT CORPORATION ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

New York, NY - August 4, 2004 - Viewpoint Corporation (NASDAQ: VWPT), a leading provider of Internet graphics and delivery systems, today announced financial results for the second quarter and six months ended June 30, 2004.

Viewpoint reported total revenue of $2.8 million for the second quarter 2004, compared to $3.6 million in the first quarter 2004 and $4.5 million in the second quarter 2003. Gross profit was $2.0 million for the second quarter of 2004, compared to $2.8 million in the first quarter of 2004 and $2.1 million for the second quarter of 2003. During the first quarter of 2004, the company recognized $500,000 of revenue for payment of a project that had been completed and expensed in the third quarter of 2003. This was responsible for a substantial portion of the sequential decrease in gross profit.

Operating loss for the second quarter of 2004 was $1.9 million compared to a loss of $1.2 million in the first quarter 2004 and a loss of $4.9 million in the second quarter of 2003. Net income for the second quarter 2004 was $0.8 million, or $0.01 per share, compared to a net loss of $8.6 million, or $(0.17) per share, in the first quarter 2004 and $6.3 million, or $(0.14) per share, in the second quarter of 2003. The net income in the 2004 second quarter reflects the impact of a stock price decrease on the company's 2003 convertible debt and warrant financing that resulted in a $3.1 million increase in net income. During the first quarter of 2004, there had been an expense of $6.6 million due to an increase in the company stock price. Similarly, an expense of $1.1 million had been incurred because of a stock price increase in the second quarter of 2003.

For the six months ended June 30, 2004, the Company reported revenues of $6.4 million, compared to $8.5 million for the same period in 2003. Viewpoint's operating expenses for the six-month period was $7.9 million as of June 30, 2004, compared with $16.0 million as of June 30, 2003. The 51%, or $8.1 million, decrease in operating expenses was principally the result of cost reduction efforts put in place by management during 2003 that led to a decrease of $4.8 million in ongoing cash expense categories. Decreases in non-cash stock based compensation charges of $1.6 million and restructuring of $1.2 million were responsible for most of the remaining savings.

The Company's net loss for the six months ended June 30, 2004 of $7.9 million, or $(0.15) per share, was based on a loss from operations of $3.1 million, which included charges of $0.3 million for non-cash stock based compensation and $0.4 million for depreciation and amortization. This compares to a net loss for the six months ended June 30, 2003 of $12.8 million, or $(0.29) per share, based on a loss from operations of $11.1 million, which included charges of $1.9 million for non-cash stock-based compensation, $0.9 million of depreciation and amortization, and a $1.2 million charge related to an office closure.

Viewpoint's cash, cash equivalents, and marketable securities as of June 30, 2004 were $8.5 million. This can be compared to cash, cash equivalents, and marketable securities of $9.5 million as of December 31, 2003.

                                    - MORE -

"Despite the decline in gross profit, most of which was due to the unusual $500,000 revenue item in the first quarter associated with work performed in a prior year, we continued to make progress toward our goal of long term profitability" stated William H. Mitchell, Chief Financial Officer. "We recognized our first revenue from our Creative innovator product. Additionally, we improved our long term financing position by converting our convertible notes to 1.7 million shares of common stock. We also had some modest reductions in operating expenses. It should be noted that our results do not include an estimated $82,000 in revenue from our search business during the quarter because reports of revenue from our search results provider are reported in estimated amounts and are therefore not `fixed and determinable' under GAAP (generally accepted accounting principles). While we would have liked to have seen higher revenues, we believe we are making progress toward our goal of a positive run-rate of EBITDA (earnings before interest, depreciation, taxes, and amortization) by year-end."

Jay Amato, President and Chief Executive Officer commented "During the second quarter and the month of July we have continued to make progress toward our goals. This has included the endorsement of our core products from world-class companies such as Samsung, General Electric, HP-Compaq and Sony as well as healthy search revenue growth." Amato continued, "Metrics related to the Viewpoint Toolbar continue to show positive results. Through today, approximately 1.9 million users have installed the Toolbar and the vast majority of Version 1.0 users have upgraded to Version 2.0. During the month of July our estimated net revenue per installed bar was $0.11, compared to a monthly average of $0.04 for the entire second quarter. This is attributable to an increase in searches completed using the bar due to improvements in the Toolbar's speed and usability as well as enhancement of features and functionality. While there can be no assurance that our long term average revenues will remain at nearly three times the previous run rate, we believe there are grounds for optimism."

Mr. Amato continued, "Although we continue to receive positive feedback on both Creative Innovator and AirTime, there are longer sales cycles relating to these products as the paradigms around Web advertising continue to evolve. We have taken steps to accelerate the trial and close process for CI with new customers while keeping sales and marketing costs to a minimum. We remain optimistic about the future revenue potential of these products as Viewpoint is at the forefront of the continuing shift from traditional advertising to online advertising with two of the most dynamic, innovative products offered today."

Mr. Amato concluded, "Our progress during the quarter is another important step in our long-term strategy. We achieved several milestones while delivering on our commitments to operate efficiently and eliminating $1.8 million in debt. During the second half of 2004, the Viewpoint team believes that it can continue to deliver enhanced product offerings, reduced operating expenses, and achieve positive EBITDA run-rate by year-end."

CONFERENCE CALL

The Company will host a conference call on August 4, 2004 at 9:00 A.M. (Eastern
Time) to discuss second quarter 2004 financial results.

The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through CCBN at www.companyboardroom.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number: (800) 603-7883

International Telephone Number: (706) 643-1946

Pass code: 8398214

Participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Wednesday, August 11, 2004. Callers should enter the pass code above to access the recording.

ABOUT VIEWPOINT

The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, General Motors, HP-Compaq, IBM, Lexus, Microsoft, Samsung, Scion, Toyota, and Sony. Creative Innovator - the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar
- the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform.

Viewpoint Corporation has 100 employees at its headquarters in New York City and in San Francisco, Los Angeles, Chicago, and Detroit.

FORWARD LOOKING STATEMENT

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint will accelerate the trial and close process for its Creative Innovator and Airtime products with new customers while keeping sales and marketing costs to a minimum; that Viewpoint will earn revenue from Creative Innovator and Airtime in the future; that Viewpoint can continue to deliver enhanced product offerings and reduced operating expenses during the second half of 2004; or that Viewpoint can achieve a positive operating profit run-rate by year-end.

Viewpoint and Airtime are either registered trademarks or trademarks of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2004 Viewpoint Corporation. All rights reserved.

                                 -TABLES FOLLOW-

                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                                JUNE 30,            MARCH 31,
                                                                          ---------------------     --------
                                                                            2004         2003         2004
                                                                          --------     --------     --------
Revenues:
  Licenses ............................................................   $    144     $    217     $    240
  Related party licenses ..............................................        872        1,010          907
  Services ............................................................      1,066          842        1,523
  Related party services ..............................................        686        2,405          914
  Creative Innovator ..................................................         37            -            -
                                                                          --------     --------     --------
TOTAL REVENUES ........................................................      2,805        4,474        3,584
                                                                          --------     --------     --------
Cost of revenues:

  Licenses ............................................................          3           28            1
  Services ............................................................        792        2,372          751
  Creative Innovator ..................................................          6            -            -
                                                                          --------     --------     --------
TOTAL COST OF REVENUES ................................................        801        2,400          752
                                                                          --------     --------     --------
GROSS PROFIT ..........................................................      2,004        2,074        2,832
                                                                          --------     --------     --------
Operating expenses:
  Sales and marketing .................................................        944        2,227        1,032
  Research and development ............................................        860          667          864
  General and administrative ..........................................      1,790        2,775        1,724
  Non-cash stock-based compensation charges ...........................         56          858          226
  Depreciation ........................................................        205          444          219
  Amortization of intangible assets ...................................          1            7            3
  Restructuring charges ...............................................          -            -          (17)
                                                                          --------     --------     --------
TOTAL OPERATING EXPENSES ..............................................      3,856        6,978        4,051
                                                                          --------     --------     --------
LOSS FROM OPERATIONS ..................................................     (1,852)      (4,904)      (1,219)
                                                                          --------     --------     --------

Other income (expense):
  Interest and other income, net ......................................         27           11           19
  Interest expense ....................................................       (236)        (323)        (250)
  Loss on conversion of debt ..........................................       (212)           -         (598)
  Changes in fair values of warrants to purchase common
  stock and conversion options of convertible notes ...................      3,050       (1,081)      (6,603)
                                                                          --------     --------     --------
TOTAL OTHER INCOME (EXPENSE) ..........................................      2,629       (1,393)      (7,432)
                                                                          --------     --------     --------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES .......................        777       (6,297)      (8,651)
Provision for income taxes ............................................         25           13           10
                                                                          --------     --------     --------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ..........................        752       (6,310)      (8,661)
Adjustment to net income (loss) on disposal of discontinued
   Operations .........................................................        20           26           19
                                                                          --------     --------     --------

NET INCOME (LOSS) .....................................................   $    772     $ (6,284)    $ (8,642)
                                                                          --------     --------     --------

Basic net income (loss) per common share ..............................   $   0.01     $  (0.14)    $  (0.17)
Diluted net income (loss) per common share ............................   $   0.01     $  (0.14)    $  (0.17)

Weighted average number of shares outstanding .........................     52,651       45,986       50,215
                                                                          ========     ========     ========
Weighted average number of shares outstanding -- assuming dilution ....     56,740       45,986       50,215
                                                                          ========     ========     ========

                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                          ---------------------
                                                                            2004         2003
                                                                          --------     --------
Revenues:
  Licenses .........................................................      $    384     $  1,849
  Related party licenses ...........................................         1,779        1,060
  Services .........................................................         2,589        2,197
  Related party services ...........................................         1,600        3,393
  Creative Innovator ...............................................            37            -
                                                                          --------     --------
TOTAL REVENUES .....................................................         6,389        8,499
                                                                          --------     --------

Cost of revenues:
  Licenses .........................................................             4           75
  Services .........................................................         1,543        3,548
  Creative Innovator ...............................................             6            -
                                                                          --------     --------
TOTAL COST OF REVENUES .............................................         1,553        3,623
                                                                          --------     --------
GROSS PROFIT .......................................................         4,836        4,876
                                                                          --------     --------

Operating expenses:
  Sales and marketing ..............................................         1,976        5,609
  Research and development .........................................         1,724        1,646
  General and administrative .......................................         3,514        4,714
  Non-cash stock-based compensation charges ........................           282        1,868
  Depreciation .....................................................           424          922
  Amortization of intangible assets ................................             4            8
  Restructuring and impairment charges related to office
     Closure .......................................................           (17)       1,211
                                                                          --------     --------
TOTAL OPERATING EXPENSES ...........................................         7,907       15,978
                                                                          --------     --------

LOSS FROM OPERATIONS ...............................................        (3,071)     (11,102)
                                                                          --------     --------

Other income (expense):
  Interest and other income, net ...................................            46           34
  Interest expense .................................................          (486)        (486)
  Loss on early extinguishment of debt .............................             -       (1,682)
  Loss on conversion of debt .......................................          (810)           -
  Changes in fair values of warrants to purchase common
    stock and conversion options of convertible notes ..............        (3,553)         343
                                                                          --------     --------
TOTAL OTHER INCOME (EXPENSE) .......................................        (4,803)      (1,791)
                                                                          --------     --------

LOSS BEFORE PROVISION FOR INCOME TAXES .............................        (7,874)     (12,893)
Provision for income taxes .........................................            35           13
                                                                          --------     --------

NET LOSS FROM CONTINUING OPERATIONS ................................        (7,909)     (12,906)
Adjustment to net loss on disposal of discontinued
     operations ....................................................            39          116
                                                                          --------     --------

NET LOSS ...........................................................      $ (7,870)    $(12,790)
                                                                          ========     ========
BASIC AND DILUTED NET LOSS PER COMMON SHARE:
  Net loss per common share from continuing operations .............      $  (0.15)    $  (0.29)
  Net income per common share from discontinued
     operations ....................................................          0.00         0.00
                                                                          --------     --------
NET LOSS PER COMMON SHARE ..........................................      $  (0.15)    $  (0.29)
                                                                          ========     ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC
     AND DILUTED ...................................................        51,433       43,688
                                                                          ========     ========

                              VIEWPOINT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                  JUNE 30,    DECEMBER 31,
                                                                   2004          2003
                                                                 ---------     ---------
ASSETS
Current assets:
  Cash and cash equivalents ...............................      $   1,759     $   8,530
  Marketable securities ...................................          6,768           958
  Accounts receivable, net ................................            961           650
  Related party accounts receivable, net ..................             54           914
  Prepaid expenses and other current assets ...............            416           694
                                                                 ---------     ---------
          Total current assets ............................          9,958        11,746

Restricted cash ...........................................            319           388
Property and equipment, net ...............................          1,603         1,859
Goodwill, net .............................................         31,276        31,276
Intangible assets, net ....................................            220           186
Other assets ..............................................            208           288
                                                                 ---------     ---------
          TOTAL ASSETS ....................................      $  43,584     $  45,743
                                                                 =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ........................................      $     915     $   1,177
  Accrued expenses ........................................            843         1,094
  Deferred revenues .......................................            312           423
  Related party deferred revenues .........................          4,974         4,952
  Accrued incentive compensation ..........................            545           545
  Current liabilities related to discontinued operations...            231           231
                                                                 ---------     ---------
          Total current liabilities .......................          7,820         8,422

Accrued expenses ..........................................            388           400
Related party deferred revenues ...........................          2,253         4,706

Convertible notes .........................................              -         2,837
Warrants to purchase common stock .........................            659           110
Subordinated notes ........................................          2,068         1,801
                                                                 ---------     ---------
           Total liabilities ..............................         13,188        18,276

Stockholders' equity:
Preferred stock ........................................                 -             -
Common stock ..............................................             54            50
Paid-in capital ...........................................        284,891       274,351
Deferred compensation .....................................             (8)         (275)
Treasury stock ............................................         (1,015)       (1,015)
Accumulated other comprehensive loss ......................            (77)          (65)
Accumulated deficit .......................................       (253,449)     (245,579)
                                                                 ---------     ---------
          Total stockholders' equity ......................         30,396        27,467
                                                                 ---------     ---------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......      $  43,584     $  45,743
                                                                 =========     =========

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